As filed with the Securities and Exchange Commission on February 14, 2025.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Petros Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	2834	85-1410058
(State or other jurisdiction of incorporation or organization)	(primary standard industrial classification code number)	(I.R.S. Employer Identification Number)

1185 Avenue of the Americas, 3rd Floor

New York, New York 10036

(973) 242-0005

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Fady Boctor

President and Chief Commercial Officer

Petros Pharmaceuticals, Inc.

1185 Avenue of the Americas, 3rd Floor

New York, New York 10036

(973) 242-0005

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Rick A. Werner, Esq. Alla Digilova, Esq. Haynes and Boone, LLP 30 Rockefeller Plaza, 26th Floor New York, NY 10112 212-659-7300	M. Ali Panjwani, Esq. David E. Fisher, Esq. Pryor Cashman LLP 7 Times Square New York, New York 10036 (212) 421-4100

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-284495

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement is being filed by Petros Pharmaceuticals, Inc., a Delaware corporation (the “Company”), pursuant to Rule 462(b) as promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and includes the registration statement facing page, this page, the signature page, an exhibit index and the required opinion and consents for the sole purpose of increasing the proposed maximum aggregate offering price of the securities offered by the Company by $1,600,000. This registration statement relates to the Company’s registration statement on Form S-1 (File No. 333-284495), as amended (the “Prior Registration Statement”), declared effective by the Securities and Exchange Commission on February 14, 2025. The contents of the Prior Registration Statement are incorporated herein by reference.

The required opinion and consents are listed on the Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits. All exhibits filed with or incorporated by reference in the Registration Statement on Form S-1 (File No. 333-284495) are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith, as part of this Registration Statement:

Exhibit No.	Exhibit Index

5.1	Opinion of Haynes and Boone, LLP.

23.1	Consent of Independent Registered Public Accounting Firm, Marcum LLP.

23.2	Consent of Independent Registered Public Accounting Firm, EisnerAmper LLP

23.3	Consent of Haynes and Boone, LLP (included in Exhibit 5.1)

24.1*	Power of Attorney.

107	Filing Fee Table

*	Previously filed on the signature page to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-284495), originally filed with the Securities and Exchange Commission on January 24, 2025, and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on the 14th day of February 2025.

PETROS PHARMACEUTICALS, INC.

By:	/s/ Fady Boctor
Fady Boctor
President and Chief Commercial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Fady Boctor	President and Chief Commercial Officer	February 14, 2025
Fady Boctor	(Principal Executive Officer)

*	Vice President of Finance	February 14, 2025
Mitchell Arnold	(Principal Financial Officer and Principal Accounting Officer)

*	Chairman of the Board of Directors	February 14, 2025
Joshua N. Silverman

*	Director	February 14, 2025
Bruce T. Bernstein

*	Director	February 14, 2025
Wayne R. Walker

* By:	/s/ Fady Boctor
President and Chief Commercial Officer
Attorney-in-fact